                                                            EXHIBIT 99.11



                     [LETTERHEAD OF PRICEWATERHOUSECOOPERS]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        _______________________________________________________________



We consent to the incorporation by reference in Post-Effective Amendment No. 20 to the Registration Statement of Van Eck Worldwide Insurance Trust on Form N-1A of our reports dated February 12, 1999, on our audits of the financial statements and financial highlights of the Worldwide Bond Fund, Worldwide Emerging Markets Fund, Van Eck Worldwide Hard Assets Fund, and Van Eck Worldwide Real Estate Fund, which reports are included in the respective Annual Reports to Shareholders for the year ended December 31, 1998 which are incorporated by reference in the Statement of Additional Information. We also consent to the reference in the Statement of Additional information to our firm under the caption "Counsel and Auditors".


                                              /s/ PricewaterhouseCoopers

                                              PRICEWATERHOUSECOOPERS



New York, New York

February 26, 1999